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 As Filed with the Securities and Exchange Commission on January 11, 2000

                                                     Registration No. 333-92963
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                             AMENDMENT NO. 2
                                      TO

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                ---------------

                               KEMET Corporation
            (Exact name of registrant as specified in its charter)

                                ---------------

               Delaware                               57-0923789
    (State or other jurisdiction of      (I.R.S. Employer Identification No.)
    incorporation or organization)

                                2835 KEMET Way
                      Simpsonville, South Carolina 29681
                           Telephone: (864) 963-6300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                                Glenn H. Spears
                    Executive Vice President and Secretary
                               KEMET Corporation
                                2835 KEMET Way
                      Simpsonville, South Carolina 29681
                           Telephone: (864) 963-6300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
          H. Kurt von Moltke                          Alan Dean
           Kirkland & Ellis                          Marlene Alva
        200 East Randolph Drive                 Davis Polk & Wardwell
        Chicago, Illinois 60601                  450 Lexington Avenue
            (312) 861-2000                     New York, New York 10017
                                                    (212) 450-4000

                                ---------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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                                EXPLANATORY NOTE

      This Amendment No. 2 to Registration Statement is being filed with the Securities and Exchange Commission for the sole purpose of filing Exhibits 1.1, 5, 23.1 and 23.2 included herein.
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                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following is a statement of estimated expenses (other than underwriting compensation) of the issuance and distribution of the securities being registered:

      Securities and Exchange Commission Registration Fee............ $ 60,386
      NASD Filing Fee................................................   23,374
      Blue Sky Fees and Expenses (including attorneys' fees and
       expenses).....................................................    3,000
      Printing and Engraving Expenses................................  150,000
      Transfer Agent's Fees and Expenses.............................    5,000
      Accounting Fees and Expenses...................................   50,000
      Legal Fees and Expenses........................................  150,000
      Miscellaneous Expenses.........................................    8,240
                                                                      --------
        Total........................................................ $450,000
                                                                      ========

Item 15. Indemnification of Directors and Officers.

      The Company is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware (Section
145) provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or as the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

      The Company's Restated Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

      In that regard, the Restated Certificate of Incorporation provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith

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and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor is limited to payment of settlement of such an action or suit except that no such indemnification may be made in respect of any claim, cause or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the indemnifying corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Item 16. Exhibits.

      (a) Exhibits:

       1.1 Form of Purchase Agreement.
       4.  Certificate representing shares of common stock of the Company
           (incorporated by reference to Exhibit 4.1 to the Company's
           Registration Statement on Form S-1 (Reg. No. 33-48056)).
       5.  Opinion of Kirkland & Ellis.
      23.1 Consent of KPMG LLP, independent certified public accountants.
      23.2 Consent of Kirkland & Ellis (included in Exhibit 5).
      24.* Power of Attorney (included in signature page).

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    *Previously filed.

Item 17. Undertakings.

      The undersigned registrant hereby undertakes:

      (1)To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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      (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      In addition, the Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

      (1)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 430(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Simpsonville, State of South Carolina, on January 11, 2000.

                                            KEMET Corporation

                                                      /s/ David E. Maguire
                                              By: _____________________________
                                                        David E. Maguire
                                                    Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed on January 11, 2000, by the following persons in the capacities indicated:

                 Signature                                     Title
                 ---------                                     -----


         /s/ David E. Maguire               Chairman, Chief Executive Officer and
___________________________________________   Director (principal executive officer)
             David E. Maguire

            /s/ D. Ray Cash*                Senior Vice President of Administration and
___________________________________________   Treasurer (principal financial and
                D. Ray Cash                   accounting officer)

         /s/ Charles E. Volpe*              Director
___________________________________________
             Charles E. Volpe

          /s/ Stewart A. Kohl*              Director
___________________________________________
              Stewart A. Kohl

       /s/ E. Ewrin Maddrey, II*            Director
___________________________________________
           E. Erwin Maddrey, II

         /s/ Paul C. Schorr IV*             Director
___________________________________________
             Paul C. Schorr IV

        /s/ Glenn H. Spears
*By: ___________________________________
            Glenn H. Spears
           Attorney-in-fact

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